Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following Registration Statements:

(i)	Registration Statement (Form S-8 No. 333-121051) pertaining to the Gramercy Property Trust Inc. Equity Incentive Plan;

(ii)	Registration Statement (Form S-8 No. 333-149838) pertaining to the Gramercy Property Trust Inc. 2008 Employee Stock Purchase Plan;

(iii)	Registration Statement (Form S-8 No. 333-182477) pertaining to the Gramercy Property Trust Inc. 2012 Inducement Equity Incentive Plan;

(iv)	Registration Statement (Form S-3 No. 333-200606);

(v)	Registration Statement (Form S-3 No. 333-198406);

(vi)	Registration Statement (Form S-3 No. 333-197343);

(vii)	Registration Statement (Form S-3 No. 333-194976); and

(viii)	Registration Statement (Form S-3 No. 333-194967);

of our reports dated March 9, 2015 with respect to the Consolidated Financial Statements and schedules of Gramercy Property Trust Inc., and the effectiveness of internal control over financial reporting of Gramercy Property Trust Inc., included in this Annual Report (Form 10-K) for the year ended December 31, 2014.

/s/ Ernst & Young LLP
New York, New York
March 9, 2015